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                                                                     Exhibit 3.7

                  Office of the Mississippi Secretary of State
              P.O. Box 136, Jackson, MS 39205-0136  (601) 359-1333
                           Articles of Incorporation

     The undersigned, pursuant to Section 79-4-2.02 (if a profit corporation) or 79-11-137 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby executes the following document and sets forth:

     1.   Type of Corporation:                 Profit.

     2.   Name of Corporation:                 IOC-Coahoma, Inc.

     3.   The future effective date is:        N/A

     4.   For nonprofits only:                 N/A

     5.   For profits only:                    The Number (and Classes) if
                                               any of shares the corporation
                                               is authorized to issue is
                                               (are) as follows

                                               Class(es): Common
                                               # of Shares Authorized: 1,000

     6.   Name and Street Address of           Gregory D. Guida
          the Registered Agent and Office:     711 Washington Loop
                                               Biloxi, MS 39530-3848

     7.   Name and address of each             Heather J. Camp
          incorporator:                        200 South Lamar Street, Suite 500
                                               Jackson, MS  39201

     8.   Other Provisions                     N/A

     9.   Incorporator's Signature:            /s/ Heather J. Camp
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